Exhibit 99.1

Joint Filer Information

Name and Address of Reporting Person:	Phlcorp, Inc.

399 Market Street

5th Floor

Philadelphia, PA 19181

Issuer Name and Ticker or Trading Symbol:	AmeriCredit Corp.

(ACF)

Relationship of Joint Filer to Issuer:	10% Owner (1)
Date of Event Requiring Statement:	May 23, 2008
Designated Filer:	Leucadia National Corporation

Signature:

PHLCORP, INC.
By:	/s/ Philip Cannella
Name: Philip Cannella
Title: Vice President

Dated:	May 28, 2008

(1) Reflects 27,097,240 shares of AmeriCredit common stock directly owned by Baldwin Enterprises, Inc. (“Baldwin”), and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”) and 3,250,000 shares of AmeriCredit common stock directly owned by RCG Baldwin, L.P. (“RCG Baldwin”), as nominee for Baldwin, and indirectly owned by Baldwin, Phlcorp and Leucadia. Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia. Baldwin, the sole limited partner of RCG Baldwin, has decision making authority and pecuniary interest with respect to the shares of AmeriCredit common stock owned directly by RCG Baldwin pursuant to an agreement with the general partner.

WGM_TRAILER

Joint Filer Information

Name and Address of Reporting Person:	Baldwin Enterprises, Inc.

529 East South Temple

Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	AmeriCredit Corp.

(ACF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	May 23, 2008

Designated Filer:	Leucadia National Corporation

Signature:

BALDWIN ENTERPRISES, INC.
By:	/s/ Barbara L. Lowenthal
Name: Barbara L. Lowenthal
Title: Vice President

Dated:	May 28, 2008

(1) Reflects 27,097,240 shares of AmeriCredit common stock directly owned by Baldwin Enterprises, Inc. (“Baldwin”), and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”) and 3,250,000 shares of AmeriCredit common stock directly owned by RCG Baldwin, L.P. (“RCG Baldwin”), as nominee for Baldwin, and indirectly owned by Baldwin, Phlcorp and Leucadia. Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia. Baldwin, the sole limited partner of RCG Baldwin, has decision making authority and pecuniary interest with respect to the shares of AmeriCredit common stock owned directly by RCG Baldwin pursuant to an agreement with the general partner.

Joint Filer Information

Name and Address of Reporting Person:	RCG Baldwin, LP

666 Third Avenue

26th Floor

New York, New York 10017

Issuer Name and Ticker or Trading Symbol:	AmeriCredit Corp.

(ACF)

Relationship of Joint Filer to Issuer:	10% Owner (1)
Date of Event Requiring Statement:	May 23, 2008
Designated Filer:	Leucadia National Corporation

Signature:

RCG BALDWIN, L.P.
	By:	Ramius Advisors, LLC, its general partner
	By:	Baldwin Enterprises, Inc., as attorney-in-fact

By:	/s/ Philip Cannella
Name: Philip Cannella
Title: Vice President

Dated:	May 28, 2008

(1) Reflects 27,097,240 shares of AmeriCredit common stock directly owned by Baldwin Enterprises, Inc. (“Baldwin”), and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”) and 3,250,000 shares of AmeriCredit common stock directly owned by RCG Baldwin, L.P. (“RCG Baldwin”), as nominee for Baldwin, and indirectly owned by Baldwin, Phlcorp and Leucadia. Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia. Baldwin, the sole limited partner of RCG Baldwin, has decision making authority and pecuniary interest with respect to the shares of AmeriCredit common stock owned directly by RCG Baldwin pursuant to an agreement with the general partner.

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